UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2009 (July 31, 2009)
ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32423	02-0733940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Alpha Place, P.O. Box 2345,
Abingdon, VA 24212
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (276) 619-4410
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 4.01 Changes in Registrant’s Certifying Accountant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-16.1
EX-99.1

Item 2.01 Completion of Acquisition or Disposition of Assets
     On July 31, 2009, Alpha Natural Resources, Inc. (“Old Alpha”) merged (the “Merger”) with and into Foundation Coal Holdings, Inc. (“Foundation”), with Foundation continuing as the surviving corporation, which was renamed Alpha Natural Resources, Inc. We refer to the surviving corporation as “New Alpha.”
     As of the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $0.01, of Foundation, other than any shares owned by Old Alpha, was converted into the right to receive 1.0840 shares of common stock, par value $0.01, of New Alpha, and each issued and outstanding share of common stock, par value $0.01, of Old Alpha, other than any shares owned by Foundation, automatically became one share of common stock of New Alpha. Immediately after the Effective Time, Old Alpha’s stockholders owned approximately 59% of New Alpha common stock and Foundation’s stockholders owned approximately 41% of New Alpha common stock.
     This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger, dated as of May 11, 2009, between Old Alpha and Foundation (the “Merger Agreement”), which is attached to this report as Exhibit 2.1 and incorporated herein by reference, and to the Current Report on Form 8-K filed by Old Alpha on May 12, 2009. A copy of the press release announcing the completion of the Merger is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
(d) Notice of Delisting of Old Alpha Shares
     On July 31, 2009, Old Alpha notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger. In connection therewith, Old Alpha informed the NYSE that each outstanding share of Old Alpha common stock automatically became one share of New Alpha common stock and requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to Old Alpha common stock, which the NYSE did on August 3, 2009. In addition, Old Alpha will file with the SEC a certification and notice of termination on Form 15 with respect to Old Alpha common stock, requesting that Old Alpha common stock be deregistered under the Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of Old Alpha with respect to Old Alpha common stock under Sections 13 and 15(d) of the Exchange Act be suspended.
     On August 3, 2009 New Alpha common stock began trading on the New York Stock Exchange under the ticker symbol “ANR” and CUSIP number 02076X 102, which are the ticker symbol and CUSIP number of Old Alpha.
Item 4.01 Changes in Registrant’s Certifying Accountant
(a) Dismissal of Independent Registered Public Accounting Firm
     For accounting purposes, the Merger described in Item 2.01 of this report is treated as a “reverse acquisition” and Old Alpha is considered the accounting acquirer. Accordingly, Old Alpha’s financial statements became the historical financial statements of New Alpha and New Alpha’s future periodic filings will reflect Old Alpha’s historical financial condition and results of operations shown for comparative purposes.
     Prior to the Merger, Old Alpha’s historical financial statements were audited by KPMG LLP (“KPMG”) and Foundation’s historical financial statements were audited by Ernst & Young LLP (“EY”).
     On July 31, 2009, the Audit Committee (the “Audit Committee”) of the Board of Directors of New Alpha appointed KPMG as New Alpha’s independent registered public accounting firm and dismissed EY as New Alpha’s independent registered public accounting firm, effective immediately.
     EY will continue to perform services for New Alpha, consisting of completing the review of Foundation’s financial statements and Form 10-Q for the quarterly period ended June 30, 2009, as the quarterly period ended prior to the completion of the Merger. New Alpha expects that these services will be completed by August 10, 2009.
     The audit reports of EY on the financial statements of Foundation as of and for each of the two fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion, and were not

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qualified or modified as to uncertainty, audit scope, or accounting principles. During Foundation’s fiscal years ended December 31, 2008 and 2007, and in Foundation’s subsequent interim period from January 1, 2009 through July 31, 2009, the date of the dismissal of EY, with regard to the financial statements referred to above, (i) there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.
     New Alpha provided EY with a copy of the foregoing disclosures and requested that EY furnish New Alpha a letter addressed to the Securities and Exchange Commission stating whether it agrees with them. A copy of EY’s response is filed hereto as Exhibit 16.1 to this Form 8-K.
(b) Engagement of a New Independent Registered Public Accounting Firm
     As noted above, on July 31, 2009, the Audit Committee of the Board of Directors of New Alpha formally engaged KPMG as its independent registered public accounting firm for the fiscal year ending December 31, 2009. KPMG was the independent registered public accounting firm for Old Alpha during the fiscal years ended December 31, 2008 and 2007, and in Old Alpha’s subsequent interim period from January 1, 2009 through July 31, 2009. During that time, neither Foundation nor anyone acting on its behalf consulted KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on Foundation’s financial statements, or (iii) any other matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Retirements, Resignations and Terminations
     On July 31, 2009, immediately prior to the Effective Time, the Old Alpha Board of Directors (the “Old Alpha Board”) increased its size from nine to ten members and Mary Ellen Bowers, John S. Brinzo and Hermann Buerger each resigned as members of the Old Alpha Board.
     In addition, pursuant to the terms of Michael J. Quillen’s agreement with a subsidiary of Old Alpha described under Item 5.02(e) herein, Mr. Quillen agreed to terminate his position as Chief Executive Officer of Old Alpha at the Effective Time.
(d) Appointment of New Directors
     On July 31, 2009, immediately prior to the Effective Time, the following individuals, each of whom previously served as a director on Foundation’s Board of Directors, were elected to the Old Alpha Board: William J. Crowley, Jr., P. Michael Giftos, Joel Richards, III, and James F. Roberts. Kevin S. Crutchfield, E. Linn Draper, Jr., Glenn A. Eisenberg, John W. Fox, Jr., Michael J. Quillen and Ted G. Wood continued to serve as members of Old Alpha’s Board until the Effective Time. At the Effective Time, by operation of law, all ten members of the Old Alpha Board became members of the New Alpha Board of Directors.
(e) Executive Compensatory Agreements and/or Arrangements
     Pursuant to the terms of Mr. Quillen’s agreement with Old Alpha regarding termination of his position as Old Alpha’s Chief Executive Officer, a subsidiary of Old Alpha agreed to pay or provide the following compensation and benefits to Mr. Quillen: (i) a cash payment of two million, eight hundred fifteen thousand dollars; (ii) a pro rata share of his 2009 annual incentive bonus payment, at a target performance level, for the performance period of January 1, 2009 through December 31, 2009 (up to seven hundred thousand dollars); (iii) the acceleration

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and vesting of the unvested portion of Mr. Quillen’s outstanding restricted stock awards, other than his retention restricted stock award, (an aggregate of 92,197 shares), and performance share awards (provided, however, that the performance share awards will only be paid to the extent earned as determined at the end of the applicable performance period); (iv) pro-rata vesting in his retention restricted stock award (15,042 shares and another 15,042 shares if he continues as Chairman of New Alpha through December 31, 2009); (v) payment of health and life insurance benefits for up to 24 months after he terminates employment with the Company; and (vi) certain accrued and vested amounts.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
     Pursuant to the rules and regulations of the Securities and Exchange Commission, Old Alpha has filed certain agreements as exhibits to this Current Report on Form 8-K. These agreements may contain representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may been qualified by disclosure made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in such Company’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe the Company’s actual state of affairs at the date hereof and should not be relied upon.

Description of
Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of May 11, 2009, by and among Alpha Natural Resources, Inc. (SEC File No. 1-32423) and Foundation Coal Holdings, Inc. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of Alpha Natural Resources, Inc., filed on May 12, 2009.).

*16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated August 5, 2009.

*99.1	Press Release, dated July 31, 2009, jointly issued by Alpha Natural Resources, Inc. (SEC File No. 1-32423) and Foundation Coal Holdings, Inc.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.
August 5, 2009	By:	/s/ Vaughn Groves
		Name:	Vaughn R. Groves
		Title:	Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of May 11, 2009, by and among Alpha Natural Resources, Inc. (SEC File No. 1-32423) and Foundation Coal Holdings, Inc. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of Alpha Natural Resources, Inc., filed on May 12, 2009.).

*16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated August 5, 2009.

*99.1	Press Release, dated July 31, 2009, jointly issued by Alpha Natural Resources, Inc. (SEC File No. 1-32423) and Foundation Coal Holdings, Inc.

*	Filed herewith.